Exhibit 99.2

QuantumScape Reports Third Quarter 2022 Business and Financial Results

SAN JOSE, Calif. – October 26, 2022 – QuantumScape Corporation (NYSE: QS), a leader in the development of next-generation solid-state lithium-metal batteries, today announced its business and financial results for the third quarter of 2022, which ended September 30.

The company posted a letter to shareholders on its Investor Relations website, ir.quantumscape.com, that details third-quarter financial results and provides a business update.

QuantumScape will host a live webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), accessible via its IR Events page. Jagdeep Singh, co-founder and chief executive officer, and Kevin Hettrich, chief financial officer, will participate on the call.

An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to transform energy storage with solid-state lithium-metal battery technology. The company’s next-generation batteries are designed to enable greater energy density, faster charging and enhanced safety to support the transition away from legacy energy sources toward a lower carbon future. For more information, visit www.quantumscape.com.

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com